              ADVANCING PROMISSORY NOTE CONVERTING TO A TERM NOTE
                                 (this "Note")

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  U.S. $4,700,000.00                                      July 21, 1997 (the "DATE")
  ACCOUNT  NUMBER:             NOTE NUMBER:               RENEWAL CODE:               TELLER:                 OFFICER:
  --------------------------   -----------------------              -----             -------------------     ---------------
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

FOR VALUE RECEIVED, FRIEDMAN INDUSTRIES, INCORPORATED (the "Maker"), a Texas corporation, promises to pay to the order of TEXAS COMMERCE BANK NATIONAL ASSOCIATION (the "Bank") on or before August 1, 2003 (the "Stated Maturity Date"), at its banking house at 712 Main Street, Houston, Harris County, Texas, or at such other location as the Bank may designate, in lawful money of the United States of America, the lesser of: (i) the principal sum of FOUR MILLION SEVEN HUNDRED THOUSAND AND NO 100THS DOLLARS (U.S. $4,700,000.00) or (ii) the aggregate unpaid principal amount of all loans made by the Bank hereunder (each such loan being a "Loan"), which may be outstanding on the Stated Maturity Date ("Maximum Loan Total"). Each Loan shall be due and payable on the Interest Period maturity date agreed to by the Bank and the Maker with respect to such Loan (the "Maturity Date"), provided that the principal of any Loan that becomes due and payable on a Maturity Date preceding the Stated Maturity Date and that is not repaid on such Maturity Date (with the proceeds of a Loan made by the Bank at the request of the Maker or otherwise) shall be deemed to be automatically (without the requirement of any request for advance or other action on the part of the Maker) repaid in full by an advance of (and such maturing Loan shall automatically be deemed to be converted to) a LIBOR Loan for an Interest Period of 30 days.

The Loans shall be LIBOR Loans (as hereinafter defined).

The Maker shall pay interest on each LIBOR Loan for the Interest Period with respect thereto on the unpaid principal amount thereof at a rate per annum equal to the lesser of: (i) the LIBOR Rate (as hereinafter defined) plus one and one quarter of one percent (1.250%) (the "Effective LIBOR Rate"); or (ii) the Highest Lawful Rate, which interest shall be due and payable on the last day of each such Interest Period, and if such Interest Period has a duration exceeding one month, on the first day of each month during such Interest Period.

The unpaid principal balance of this Note at any time shall be the total amounts loaned or advanced by the Bank or holder hereof, less the amount of all payments or prepayments of principal made hereon by or for the Maker. Absent manifest error, the records of the Bank or any subsequent holder shall be conclusive as to amounts owed, both principal and accrued interest, hereunder. Subject to the terms and conditions of this Note and the Credit Agreement (as defined below), and provided that no Event of Default has occurred, Maker may use all or any part of the credit provided for herein at any time before December 1, 1998 (the "Advance Termination Date") and may borrow and repay but not reborrow hereunder prior to the Advance Termination Date. There is no limitation on the number of advances made hereunder so long as the total amount advanced prior to the Advance Termination Date does not exceed the Maximum Loan Total.

Advances against this Note by the Bank or other owner or holder hereof shall be governed by the terms and conditions hereof, and that one certain Amended and Restated Letter Agreement by and between Bank and maker dated as of April 1, 1995 as amended by a First Amendment dated as of April 1, 1997 and a Second Amendment dated as of July 21, 1997, and including any amendments, modifications, supplements thereto and restatements thereof (the "Credit Agreement").

Principal payments of $200,000.00 each plus accrued interest shall be due and payable quarterly, beginning on September 1, 1997, and continuing on the first
(1st) day of each June, September, December, and March thereafter and at the Stated Maturity Date when all unpaid principal and accrued and unpaid interest shall be finally due and payable.

Any amount not paid when due with respect to principal (whether at Maturity Date, by acceleration or otherwise), costs, expenses, and to the extent permitted by applicable law, interest, shall bear interest at a rate per annum equal to the lesser of: (i) the Prime Rate (as herein defined) in effect from time to time; or (ii) the Highest Lawful Rate, which interest shall be due and payable on demand. The principal of any Loan shall be deemed past due if not paid on or before the Maturity Date or any earlier maturity date resulting from acceleration in accordance with the terms of this Note or as provided by law or otherwise. Interest accrued and unpaid with respect to any Loan shall be deemed past due if not paid on or before the applicable interest payment due date as provided for herein.

Notwithstanding the foregoing, if at any time the effective rate of interest which would otherwise be payable on any Loan evidenced by this Note exceeds the Highest Lawful Rate, the rate of interest to accrue on the unpaid principal balance of such Loan during all such times shall be limited to the Highest Lawful Rate, but any subsequent reductions in such interest rate shall not become effective to reduce such interest rate below the Highest Lawful Rate until the total amount of interest accrued on the unpaid principal balance of such Loan equals the total amount of interest which would have accrued if the Effective LIBOR Rate, had at all times been in effect.

Each Loan shall be in an amount not less than $10,000.00 and an integral multiple of $10,000.00. Interest with respect to Prime Rate Loans shall be calculated on the basis of a 365 day year or 366 day year, as the case may be, for the actual number of days elapsed. Interest with respect to LIBOR Loans shall be calculated on the basis of a 360 day year for the actual days elapsed, unless such calculation would result in a usurious interest rate, in which case such interest shall be calculated on the basis of a 365 day or 366 day year, as the case may be.

The following terms shall have the respective meanings indicated:

         "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

         "Borrowing Date" means any Business Day on which the Bank shall make a Loan hereunder.

                              Page 1 of 4 Pages

                                                       Signed for Identification
                                                           By: /s/ ILLEGIBLE
                                                               ---------------

         "Business Day" means a day: (i) on which the Bank and commercial banks in New York City are generally open for business; and (ii) with respect to LIBOR Loans, on which dealings in United States Dollar deposits are carried out in the Eurodollar interbank markets.

         "Eurodollar Lending Office" means the office of the Bank located at 712 Main Street, Houston, Texas, or such other office of the Bank as the Bank may from time to time specify to the Maker.

         "LIBOR Loan" means a Loan which bears interest at a rate determined by reference to the LIBOR Rate.

         "LIBOR Rate" means, for each LIBOR Loan, an interest rate per annum determined by the Bank by dividing: (i) for any Interest Period, the interest rate determined by Bank by reference to the British Bankers' Association Interest Settlement Rates (as set forth on Telerate Page 3750 or any successor or substitute page; or if unavailable there, by any service selected by Bank which has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying such rates including but not limited to Bloomberg or Reuters) to be the rate at approximately 11:00 a.m. London time, two Business Days prior to the commencement of such Interest Period for dollar deposits in an amount comparable to such LIBOR Loan with a maturity comparable to such Interest Period; by (ii) Statutory Reserves.

         "Highest Lawful Rate" as used herein shall mean the maximum nonusurious interest rate permitted from time to time to be contracted for, taken, reserved, charged or received on any Loan under applicable federal or Texas laws, whichever permits the higher lawful rate; provided, however, that in the event: (i) such maximum nonusurious interest rate shall, at any time or times during the term of a Loan evidenced hereby, be reduced to a rate less than the maximum nonusurious rate in effect on the date of such Loan; and (ii) applicable law permits contracting for, taking, reserving, charging, and receiving on such Loan throughout the duration thereof the maximum nonusurious rate in effect on the date such Loan was made, then and at all such times the Highest Lawful Rate shall be the maximum nonusurious rate permitted to be contracted for, taken, reserved, charged or received on such Loan under applicable law in effect on the date of such Loan. At all such times, if any, as Texas law shall establish the Highest Lawful Rate, the Highest Lawful Rate shall be the "indicated rate ceiling" (as defined in Tex. Rev. Civ. Stat. art. 5069-1.04) from time to time in effect.

         "Interest Period" means the period commencing on the Borrowing Date and ending on the Maturity Date. The duration of each Interest Period
         shall be 30 days.   No Interest Period shall end on a date after the
         Stated Maturity Date, and if the last day of an Interest Period would be a day other than a Business Day, the Interest Period shall end on the next succeeding Business Day (unless the Interest Period relates to a LIBOR Loan and the next succeeding Business Day is in a different calendar month than the day on which the Interest Period would otherwise end, in which case the Interest Period shall end on the next preceding Business Day).

         "Prime Rate" shall mean the rate of interest per annum determined from time to time by the Bank as its prime rate in effect at its principal office in Houston, Texas and thereafter entered in the minutes of its Loan and Discount Committee; each change in the Prime Rate shall be effective on the date such change is determined; without special notice to the Maker or any other person or entity. THE PRIME RATE IS A REFERENCE RATE AND DOES NOT NECESSARILY REPRESENT THE LOWEST OR BEST RATE ACTUALLY CHARGED TO ANY CUSTOMER AND ANY STATEMENT, REPRESENTATION OR WARRANTY IN THAT REGARD OR TO THAT EFFECT IS EXPRESSLY DISCLAIMED BY THE BANK. THE BANK MAY MAKE LOANS AT RATES OF INTEREST AT, ABOVE OR BELOW THE PRIME RATE.

         "Statutory Reserves" shall mean the difference (expressed as a decimal) of the number one minus the aggregate of the maximum reserve percentages (including, without limitation, any marginal, special, emergency, or supplemental reserves) expressed as a decimal established by the Board and any other banking authority to which the Bank is subject: (a) with respect to the LIBOR Rate, for Eurocurrency Liabilities (as defined in Regulation D of the Board). Such reserve percentages shall include, without limitation, those imposed under such Regulation D. LIBOR Loans shall be deemed to constitute Eurocurrency Liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Bank under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

Any Loan which the Bank makes hereunder shall be made on the Maker's irrevocable notice, given not later than 10:00 A.M. (Houston, Texas time) on, in the case of LIBOR Loans, the third Business Day prior to the proposed Borrowing Date from the Maker to the Bank. Each such notice of a requested borrowing (a "Notice of Requested Borrowing") under this paragraph may be oral or written, and shall specify: (i) the requested amount of such Loan; (ii) the proposed Borrowing Date; (iii) that the requested Loan is to be a 30 day LIBOR Loan. If any Notice of Requested Borrowing shall be oral, the Maker shall deliver to the Bank prior to the Borrowing Date a confirmatory written Notice of Requested Borrowing.

If at any time the Bank determines in good faith (which determination shall be conclusive) that any change in any applicable law, rule or regulation or in the interpretation, application or administration thereof makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for the Bank or its foreign branch or branches to maintain or fund any Loan by means of dollar deposits obtained in any Eurodollar interbank market (any of the above being described as a "Eurodollar Event"), then, at the option of the Bank, the aggregate principal amount of the Bank's LIBOR Loans then outstanding, which Loans are directly affected by such Eurodollar Event, shall be prepaid by the Maker. Upon the occurrence of any Eurodollar Event, and at any time thereafter so long as such Eurodollar Event shall continue, the Bank may exercise its aforesaid option by giving written notice thereof to the Maker.

Any prepayment of any LIBOR Loan which is required under the preceding paragraph shall be made, together with accrued and unpaid interest and all other amounts payable to the Bank under this Note with respect to such prepaid LIBOR Loan on the date stated in the notice to the Maker referred to above, which date ("required prepayment date") shall be not less than 15 days from the date of such notice. If any LIBOR Loan is required to be prepaid under the preceding paragraph, the Bank shall make on the required





                               Page 2 of 4 Pages
                                                      Signed for Identification
                                                            By: /s/ ILLEGIBLE
                                                                ---------------
prepayment date a Prime Rate Loan in the same principal amount and with an Interest Period ending on the same day as the LIBOR Loan so prepaid.

If any domestic or foreign law, treaty, rule or regulation (whether now in effect or hereinafter enacted or promulgated, including Regulation D of the Board of Governors of the Federal Reserve System) or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law):

         (a) changes, imposes, modifies, applies or deems applicable any reserve, special deposit or similar requirements in respect of any such Loan or against assets of, deposits with or for the account of, or credit extended or committed by, the Bank; or

         (b) imposes on the Bank or the interbank eurocurrency deposit and transfer market or the market for domestic bank certificates or deposit any other condition affecting any such Loan;

and the result of any of the foregoing is to impose a cost to the Bank of agreeing to make, funding or maintaining any such Loan or to reduce the amount of any sum receivable by the Bank in respect of any such Loan, then the Bank may notify the Maker in writing of the happening of such event and the Maker shall upon demand pay to the Bank such additional amounts as will compensate the Bank for such costs. Without prejudice to the survival of any other agreement of the Maker under this Note, the obligations of the Maker under this paragraph shall survive the termination of this Note.

The Maker may from time to time, on the applicable Maturity Date of any LIBOR Loan, pay or prepay the outstanding principal amount of such LIBOR Loan, in whole or in part, together with accrued interest to the date of such prepayment on the principal amount prepaid.

Notwithstanding the previous paragraph, the Maker may from time to time prepay any Loan on any Business Day, provided that if the date for such prepayment is not a Maturity Date then the Maker shall indemnify the Bank against, and reimburse the Bank on demand for, any loss, cost or expense incurred or sustained by the Bank (including without limitation any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Bank to fund or maintain Loans bearing interest at the LIBOR Rate) as a result of: (a) any payment or prepayment (whether permitted by the Bank or required hereunder or otherwise) of all or a portion of any LIBOR Loan on a day other than the Maturity Date of such Loan; (b) any payment or prepayment, whether required hereunder or otherwise, of any LIBOR Loan made after the delivery of a Notice of Requested Borrowing but before the applicable Borrowing Date if such payment or prepayment prevents the proposed Loan from becoming fully effective; or (c) the failure of any LIBOR Loan to be made by the Bank due to any action or inaction of the Maker. For purposes of this paragraph, funding losses arising by reason of liquidation or reemployment of deposits or other funds acquired by the Bank to fund or maintain Loans bearing interest at the LIBOR Rate shall be calculated as the remainder obtained by subtracting: (i) the yield (reflecting both stated interest rate and discount, if any) to maturity of obligations of the United States Treasury in an amount equal or comparable to such Loan for the period of time commencing on the date of the payment, prepayment or change of rate as provided above and ending on the last day of the subject Interest Period; from (ii) the interest payable at the LIBOR Rate for the period commencing on the date of such payment, prepayment or change of rate and ending on the last day of such Interest Period. Such funding losses and other costs and expenses shall be calculated and billed by the Bank and such bill shall, as to the costs incurred, be conclusive absent manifest error.

If after the date of this Note, the Bank shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Bank's capital as a consequence of making any Loans hereunder to a level below that which the Bank could have achieved but for such adoption, change or compliance (taking into consideration the Bank's policies with respect to capital adequacy) by an amount deemed by the Bank in good faith to be material, then from time to time, the Maker shall pay to the Bank such additional amount or amounts as will compensate the Bank for such reduction.

A certificate of the Bank setting forth such amount or amounts as shall be necessary to compensate the Bank as specified in the immediately four preceding paragraphs above shall be delivered as soon as practicable to the Maker and shall be conclusive and binding, absent manifest error, provided that such certificate is prepared in good faith and on a reasonable basis. The Maker shall pay the Bank the amount shown as due on any such certificate within 15 days after the Bank delivers such certificate. In preparing such certificate, the Bank may employ such assumptions and allocations of costs and expenses as it shall in good faith deem reasonable and may use any reasonable averaging and attribution method.

If any payment of interest or principal herein provided for is not paid when due then the owner or holder of this Note may at its option, by notice to the Maker, declare the unpaid principal balance of all Loans, all accrued and unpaid interest thereon and all other amounts payable under this Note to be forthwith due and payable, whereupon the Loans, all such interest and all such amounts shall become and be forthwith due and payable in full, without presentment, demand, protest, notice of intent to accelerate, notice of actual acceleration or further notice of any kind, all of which are hereby expressly waived by the Maker.

If default is made in the payment of this Note and it is placed in the hands of an attorney for collection, or collected through probate or bankruptcy proceedings, or if suit is brought on the same, the Maker agrees to pay reasonable attorneys' fees and all costs and expenses.

The Maker warrants and represents to the Bank, and to all other owners and/or holders of any indebtedness evidenced hereby, that all Loans evidenced by this Note are for business, commercial, investment or other similar purpose and not primarily for personal, family, household or agricultural use, as such terms are used in Chapter One of the Texas Credit Code, Tex. Rev. Civ. Stat. arts. 5069-1.01 et. seq.





                               Page 3 of 4 Pages
                                                      Signed for Identification
                                                             By: /s/ ILLEGIBLE
                                                                ----------------

The Maker warrants and represents to the Bank and to all other owners or holders of this Note that no Loans shall be used for the purchase or carrying of any "margin stock" within the meaning of Regulation "U" of the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 221, as in effect on the date hereof.

Except as otherwise specified in this Note, the Maker and any and all co-makers, endorsers, guarantors and sureties hereby severally waive grace, presentment, demand, notice of default, notice of intent to accelerate, notice of acceleration, and all other demands and notices of any nature or type whatsoever, in connection with the delivery, acceptance, performance, default, dishonor or enforcement of, or entry of judgment in connection with this Note, and further waive the filing of suit hereon for the purpose of fixing liability.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THIS NOTE SHALL BE PERFORMABLE FOR ALL PURPOSES IN HARRIS COUNTY, TEXAS, AND THE MAKER AND THE BANK AGREE THAT HARRIS COUNTY, TEXAS IS PROPER VENUE FOR ANY ACTION OR PROCEEDING BROUGHT BY THE MAKER OR THE BANK, WHETHER IN CONTRACT, TORT, OR OTHERWISE. ANY ACTION OR PROCEEDING AGAINST THE MAKER MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT IN HARRIS COUNTY, TEXAS. THE MAKER HEREBY IRREVOCABLY (A) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS, AND
(B) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT OR THAT ANY SUCH COURT IS AN INCONVENIENT FORUM. THE MAKER AGREES THAT SERVICE OF PROCESS UPON IT MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS SPECIFIED BELOW.

The Maker and the Bank expressly agree, pursuant to Article 15.10(b) of Chapter 15 ("Chapter 15") of the Texas Credit Code, that Chapter 15 shall not apply to this Note or to any Loan and that this Note and all such Loans shall not be governed by or subject to the provisions of Chapter 15 in any manner whatsoever.

It is the intention of the Maker and the Bank to comply with usury laws in force in the State of Texas and in the United States of America as applicable. Anything in this Note to the contrary notwithstanding, the Maker shall never be required to pay unearned interest on this Note and shall never be required to pay interest on this Note at a rate in excess of the Highest Lawful Rate, and if the effective rate of interest which would otherwise be payable under this Note would exceed the Highest Lawful Rate, or if the holder of the Note shall receive any unearned interest or shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable under this Note to a rate in excess of the Highest Lawful Rate, then: (i) the amount of interest which would otherwise be payable under this Note shall be reduced to the amount allowed under applicable law; and (ii) any unearned interest paid by the Maker or any interest paid by the Maker in excess of the Highest Lawful Rate shall, at the option of the holder of this Note, be either refunded to the Maker or credited on the principal of this Note. It is further agreed that, without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received by the Bank or any holder of this Note that are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate shall be made, to the extent permitted by usury laws applicable to the Bank (now or hereafter enacted), by amortizing, prorating and spreading in equal parts during the period of the full stated term of the Loans evidenced by this Note all interest at any time contracted for, charged or received by the Bank in connection therewith.

The Bank reserves the right in its sole discretion without notice to the Maker, to sell participations or assign its interest, or both in all or part of the Loans, the Note, or the Line of Credit.

         THIS NOTE AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, the Maker has executed this Note effective the day, month and year first aforesaid.

MAKER:  FRIEDMAN INDUSTRIES, INCORPORATED

By: /s/ BEN HARPER
   _____________________________________________________________________________

Name: Ben Harper
     ___________________________________________________________________________

Title: Senior Vice President-Finance
      __________________________________________________________________________

Acknowledged for purposes of notice pursuant to the above cited statute by:

TEXAS COMMERCE BANK NATIONAL ASSOCIATION

By:_____________________________________________________________________________

Name:___________________________________________________________________________

Title:__________________________________________________________________________





                               Page 4 of 4 Pages
                                                      Signed for Identification
                                                                  By:_____